RANCHER ENERGY CORP

Rancher Energy Corp. Updates Recent Acquisitions and Corporate Achievements

DENVER, CO -- (MARKET WIRE) -- October 03, 2006 -- Rancher Energy Corp. (OTCBB: RNCH) (the "Company") makes the following announcements with respect to the acquisition of two new properties and other significant achievements.

Property-Related News.

Management is pleased to announce that as of October 1, 2006 it has entered into an agreement to acquire a 100% working interest (79.31% net revenue interest) in the Cole Creek South Field consisting of approximately 2,080 acres in Wyoming's Powder River Basin. A deposit of 7.5% of the purchase price of $11,000,000 was paid on October 2nd, and the remainder of the purchase price is required to be paid at closing (anticipated on or before December 15, 2006). Closing is contingent upon several factors including title and environmental due diligence. In addition, the Company will need to obtain financing to consummate this transaction.

The Cole Creek South Field is located in Converse County, approximately 6 miles northwest of the town of Glenrock, Wyoming, in the east-central region of the state. The field was discovered in 1948 by the Phillips Petroleum Company, and according to the Wyoming Oil & Gas Conservation Commission, has approximately 54 million barrels of original oil in place ("OOIP"), and the Company believes the field has remaining recoverable reserves of approximately 10.8 million barrels of oil ("MMBO"). By the mid-1950s the Cole Creek South Field contained nearly 50 active wells.

Current gross production from the Cole Creek South Field is approximately 80 barrels of oil per day ("BOPD") of primarily 35 degree sweet crude. The Company believes that this field has a PV10 value of approximately $4,000,000. Rancher Energy recently commissioned Ryder Scott to update its current reserve report covering the Cole Creek South Field.

Rancher Energy is further pleased to announce that as of October 1, 2006 it has entered into an agreement to acquire a 93.73% working interest (74.08% net revenue interest) in the South Glenrock B Field consisting of approximately 7,070 acres in Wyoming's Powder River Basin. A deposit of 7.5% of the purchase price of $37,000,000 was paid on October 2nd, and the remainder of the purchase price is required to be paid at closing (anticipated on or before December 15, 2006). Closing is contingent upon several factors including title and environmental due diligence. In addition, the Company will need to obtain financing to consummate this transaction.

The South Glenrock B Field is located in Converse County, immediately outside the town of Glenrock, Wyoming, in the east-central region of the state. The field was discovered in 1950 by Conoco, and as a

matter of public record has approximately 200 million barrels of OOIP, and the Company believes the field has remaining recoverable reserves of approximately 40 MMBO. By 1957 the field contained nearly 300 active oil wells. Bisected by Interstate 25, the field produces from the Dakota and muddy sandstone reservoirs that are draped over a structural nose with 1600 feet of relief. Production is maintained by secondary recovery efforts that were initiated in 1961.

Current gross production from the South Glenrock B Field is approximately 210 BOPD of primarily 35 degree sweet crude. The Company believes that this field has a PV10 value of approximately $10,500,000. Rancher Energy recently commissioned Ryder Scott to update its current reserve report covering the South Glenrock B Field.

In news from the Company's existing properties, the Company has entered into agreements with Environmental Resources Management ("ERM"), a global leader in environmental consulting services, to conduct a review in conjunction with the Company's recent acquisitions at the East Teapot Dome Field and the Big Muddy Field, both located in the Powder River Basin, Wyoming. Rancher Energy entered into the agreement with ERM on August 15, 2006 to conduct an environmental review at the East Teapot Dome Field and ERM reported on September 3, 2006 its assessment to Rancher Energy which revealed no material environmental problems. The agreement with ERM for the Big Muddy Field was entered into on August 17, 2006 and on September 1, 2006 ERM delivered its environmental review to Rancher Energy identifying no material environmental problems at that location.

From a production standpoint it should be further noted that according to publicly available information reported by the Wyoming Oil & Gas Conservation Commission, the Big Muddy Field currently is producing approximately 60 BOPD. The Company believes that this field has a PV10 value of approximately $3,000,000. Rancher Energy recently commissioned Ryder Scott to update its current reserve report covering the Big Muddy Field.

Regarding the Company's Broadview Dome Prospect, located in the Crazy Horse Basin of Montana, Management signed an agreement with Tesla Exploration Ltd on September 29, 2006 to shoot approximately 4.5 square miles of 3-D seismic. The seismic shoot is expected to begin in mid-October 2006 and is estimated to take approximately one week to complete. Interpretation of the seismic data will be undertaken by Dow Geophysical and is expected to be completed by December 2006.

Employee-Related News.

Rancher Energy is also pleased to announce the promotion of Mr. Andrew Casazza as the Company's Chief Operating Officer. Mr. Casazza has served as a Director and Senior Investment Banking Professional for Emerging Markets Finance International, LLC (EMFI) of Denver, Colorado, where his experience included evaluating and structuring, financing, and implementing oil & gas projects for the U.S. oilfield service market and international upstream markets. Previously he was Independent Consultant to Western Energy Advisors in Denver, as a Director and investment professional for Enhanced Capital Partners, as Director of Business Development for Isherpa Capital, management positions at Voicestream/Qwest in Bellevue, Washington, and as a Senior Associate at Coopers & Lybrand in Los Angeles, California. He received a BA in Economics at Claremont McKenna College (1990).

In related news, Management wishes to welcome Ms. Laureen Wise as she begins her employment with Rancher Energy on October 2nd as the Company's Comptroller. Ms. Wise comes to the Company from Redstone Resources, Inc. where she was Controller responsible for the company's financials, account reconciliations, audit, JIB, and revenue procedures in accordance with COPAS guidelines and the company's many different JOAs. Previously she held a similar position at Dudley & Associates, LLC. She has held several accounting positions with Central Resources, Inc, Cedar Ridge, LLC, KN Production Company, and Atlantic Richfield. Ms. Wise attended the Masters of Professional Accounting program at the University of Texas at Dallas (1993) and received a B.A. from the University of Colorado (1990).

ABOUT THE COMPANY

Rancher Energy Corp. focuses on the oil & gas sector by specializing in evaluating older, historically productive fields in order to determine their potential for secondary and tertiary recovery. Management

plans to determine the economics, and where viable, proceed with development of the assets into producing wells. Current high oil & gas prices alongside advances in technology are expected to make these assets an attractive source of potentially recoverable oil & gas reserves.

Forward-Looking Statements:

This press release includes forward-looking statements as determined by the U.S. Securities & Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which the Company has little or no control. The Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

ON BEHALF OF THE BOARD
Rancher Energy Corp.

John Works, President

Investor Relations Contact:
Great Northwest Investor Relations Inc.
1-866-375-RNCH (7624)
Visit our website at www.rancherenergy.com

SOURCE: Rancher Energy Corp.

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